Spark Energy, Inc. Reports Full Year and Fourth Quarter 2016 Financial Results

HOUSTON, March 02, 2017 (GLOBE NEWSWIRE) -- Spark Energy, Inc. (NASDAQ:SPKE), a Delaware corporation ("Spark"), today reported financial results for the year ended December 31, 2016.

Highlights

- Achieved record Net Income and Adjusted EBITDA for both the fourth quarter and full year 2016
- Achieved record total RCE count of 774,000 as of December 31, 2016
- Recorded $81.9 million in Adjusted EBITDA, $182.4 million in Retail Gross Margin and $65.7 million in Net Income for the year ended December 31, 2016, representing year-over-year increases of 122%, 61%, and 153%, respectively
- Achieved $24.8 million in Adjusted EBITDA, $58.8 million in Retail Gross Margin and $24.1 million in Net Income for the quarter ended December 31, 2016, representing year-over-year increases of 52%, 71%, and 677%, respectively
- Reaffirmed 2017 Adjusted EBITDA guidance range of $90.0 – $100.0 million
- Realized consistently strong unit margins in both retail natural gas and electricity segments
- Continued improvement in overall attrition to 4.3% for the year ended December 31, 2016, representing a reduction of approximately 16% year-over-year
- Net increase of 359,000 RCEs year-over-year, representing an 82% net growth due to acquisitions and 5% net growth due to organic additions
- Declared fourth quarter dividend of $0.3625 per share of Class A common stock payable on March 16, 2016

"2016 was truly a transformational year for us," said Nathan Kroeker, Spark Energy's President and Chief Executive Officer. "We delivered record Adjusted EBITDA and Retail Gross Margin and achieved record RCEs of 774,000 through both acquisitions and organic growth. We are confident in our ability to continue our organic growth into 2017 as well as take advantage of a robust M&A pipeline. As we move through the first quarter of 2017, we continue to see strong results."

For 2016, Spark reported record Adjusted EBITDA of $81.9 million, record Retail Gross Margin of $182.4 million, and record Net Income of $65.7 million. This compares to Adjusted EBITDA of $36.9 million, Retail Gross Margin of $113.6 million, and Net Income of $26.0 million for 2015, representing increases of 122%, 61%, and 153%, respectively.

For the fourth quarter of 2016, Adjusted EBITDA was $24.8 million, Retail Gross Margin was $58.8 million, and Net Income was $24.1 million, compared to Adjusted EBITDA of $16.3 million, Retail Gross Margin of $34.4 million, and Net Income of $3.1 million for the fourth quarter of 2015.

2017 Financial Guidance

We are currently reaffirming our initial 2017 Adjusted EBITDA guidance in the range of $90.0 to $100.0 million, based upon projected customer acquisition costs of $27.0 to $33.0 million, which does not include the impact of pending or potential acquisitions.

Strategic Update

The Company has entered into a letter agreement with National Gas & Electric, LLC ("NG&E") for the acquisition of approximately 19,000 RCEs with an option to acquire an additional 41,000 RCEs. The Company will pay approximately $2.2 million in cash, subject to working capital adjustments. The transaction, which was reviewed and approved by a special committee of the board of directors, will also increase the number of states the Company serves to nineteen.

Summary Full Year 2016 Financial Results

For the year ended December 31, 2016, Spark reported Adjusted EBITDA of $81.9 million compared to Adjusted EBITDA of $36.9 million for the year ended December 31, 2015. This increase of $45.0 million is primarily attributable to the acquisitions of Major and Provider, partially offset by increased general and administrative expenses and customer acquisition costs.

For the year ended December 31, 2016, Spark reported Retail Gross Margin of $182.4 million compared to Retail Gross Margin of $113.6 million for the year ended December 31, 2015. This increase of $68.8 million is primarily attributable to the acquisitions of Major and Provider, expanded natural gas unit margins, and increased retail electricity and natural gas volumes. Favorable supply costs across several of our markets were a key driver of these elevated unit margins in 2016.

Net income for the year ended December 31, 2016 was $65.7 million compared to net income of $26.0 million for the year ended December 31, 2015.

Summary Fourth Quarter 2016 Financial Results

For the quarter ended December 31, 2016, Spark reported Adjusted EBITDA of $24.8 million compared to Adjusted EBITDA of $16.3 million for the quarter ended December 31, 2015. This increase of $8.5 million is primarily attributable to the acquisitions of Major and Provider, partially offset by increased general and administrative expenses and customer acquisition costs.

For the quarter ended December 31, 2016, Spark reported Retail Gross Margin of $58.8 million compared to Retail Gross Margin of $34.4 million for the quarter ended December 31, 2015. This increase of $24.4 million is primarily attributable to the acquisitions of Major and Provider and increased retail electricity and natural gas volumes. Favorable supply costs across several of our markets were a key driver of these elevated unit margins in the fourth quarter.

Net income for the quarter ended December 31, 2016 was $24.1 million compared to net income of $3.1 million for the quarter ended December 31, 2015.

Liquidity and Capital Resources

(in thousands)		December 31, 2016
Cash and cash equivalents	$	18,960
Senior Credit Facility Working Capital Line Availability [(1)]		11,366
Senior Credit Facility Acquisition Line Availability [(2)]		2,712
Subordinated Debt Availability		20,000
Total Liquidity	$	53,038

[(1)] Subject to Senior Credit Facility borrowing base restrictions.
[(2)] Subject to Senior Credit Facility covenant restrictions.

Conference Call and Webcast

Spark will host a conference call to discuss full year and fourth quarter 2016 results on Friday, March 3, 2017 at 10:00 AM Central Time (11:00 AM Eastern).

A live webcast of the conference call can be accessed from the Events & Presentations page of the Spark Energy Investor Relations website at http://ir.sparkenergy.com/events.cfm. An archived replay of the webcast will be available for twelve months following the live presentation.

About Spark Energy, Inc.

Spark Energy, Inc. is an established and growing independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. Headquartered in Houston, Texas, Spark currently operates in 18 states and serves 90 utility territories. Spark offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.

Cautionary Note Regarding Forward Looking Statements

This earnings release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") can be identified by the use of forward-looking terminology including "guidance," "may," "should," "likely," "will," "believe," "expect," "anticipate," "estimate," "continue," "plan," "intend," "projects," or other similar words. All statements, other than statements of historical fact included in this release, regarding strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements. Forward-looking statements appear in a number of places in this release and may include statements about business strategy and prospects for growth, customer acquisition costs, ability to pay cash dividends, cash flow generation and liquidity, availability of terms of capital, competition and government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.

The forward-looking statements in this report are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:

- changes in commodity prices,
- extreme and unpredictable weather conditions,
- the sufficiency of risk management and hedging policies,
- customer concentration,
- federal, state and local regulation, including the industry's ability to prevail on its challenge to the New York Public Service Commission's order enacting new regulations that sought to impose significant new restrictions on retail energy providers operating in New York,
- key license retention,
- increased regulatory scrutiny and compliance costs,
- our ability to borrow funds and access credit markets,
- restrictions in our debt agreements and collateral requirements,
- credit risk with respect to suppliers and customers,
- level of indebtedness,
- changes in costs to acquire customers,
- actual customer attrition rates,
- actual bad debt expense in non-POR markets,
- accuracy of billing systems,
- ability to successfully navigate entry into new markets,
- whether our majority shareholder or its affiliates offers us acquisition opportunities on terms that are commercially acceptable to us,
- ability to successfully and efficiently integrate acquisitions into our operations,
- changes in the assumptions we used to estimate our 2017 Adjusted EBITDA, including weather and customer acquisition costs,
- competition, and
- the "Risk Factors" in our Form 10-K for the year ended December 31, 2016, and in our quarterly reports, other public filings and press releases.

You should review the Risk Factors and other factors noted throughout or incorporated by reference in this earnings release that could cause our actual results to differ materially from those contained in any forward-looking statement. The Adjusted EBITDA guidance for 2017 is an estimate as of March 2, 2017. This estimate is based on assumptions believed to be reasonable as of that date. All forward-looking

statements speak only as of the date of this earnings release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SPARK ENERGY, INC.
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2016 AND 2015
(in thousands)

	December 31, 2016	December 31, 2015
Assets		
Current assets:		
Cash and cash equivalents	$ 18,960	$ 4,474
Accounts receivable, net of allowance for doubtful accounts of $2.3 million and $1.9 million as of December 31, 2016 and 2015, respectively	112,491	59,936
Accounts receivable—affiliates	2,624	1,840
Inventory	3,752	3,665
Fair value of derivative assets	8,344	605
Customer acquisition costs, net	18,834	13,389
Customer relationships, net	12,113	6,627
Prepaid assets (1)	1,361	700
Deposits	7,329	7,421
Other current assets	12,175	4,023
Total current assets	197,983	102,680
Property and equipment, net	4,706	4,476
Fair value of derivative assets	3,083	-
Customer acquisition costs, net	6,134	3,808
Customer relationships, net	21,410	6,802
Deferred tax assets	55,047	23,380
Goodwill	79,147	18,379
Other assets	8,658	2,709
Total Assets	$ 376,168	$ 162,234
Liabilities and Stockholders' Equity		
Current liabilities:		
Accounts payable	$ 52,309	$ 29,732
Accounts payable—affiliates	3,775	1,962
Accrued liabilities	36,619	12,245
Fair value of derivative liabilities	680	10,620
Current portion of Senior Credit Facility	51,287	27,806
Current contingent consideration for acquisitions	11,827	500
Current portion of note payable	15,501	-
Convertible subordinated notes to affiliates	6,582	-
Other current liabilities	5,476	1,323
Total current liabilities	184,056	84,188
Long-term liabilities:		
Fair value of derivative liabilities	68	618
Payable pursuant to tax receivable agreement—affiliates	49,886	20,713
Long-term portion of Senior Credit Facility	-	14,592
Subordinated debt—affiliate	5,000	-
Deferred tax liability	938	853
Convertible subordinated notes to affiliates	-	6,339
Contingent consideration for acquisitions	10,826	-
Other long-term liabilities	1,658	1,612
Total liabilities	252,432	128,915
Stockholders' equity:		
Common Stock:		
Class A common stock, par value $0.01 per share, 120,000,000 shares authorized, 6,496,559 issued and outstanding at December 31, 2016 and 3,118,623 issued and outstanding at December 31, 2015	65	31
Class B common stock, par value $0.01 per share, 60,000,000 shares authorized, 10,224,742 and 10,750,000 issued and outstanding at December 31, 2016 and 2015	103	108
Preferred Stock:		

Preferred stock, par value $0.01 per share, 20,000,000 shares authorized, zero issued and outstanding at December 31, 2016 and 2015	-	-
Additional paid-in capital	25,413	12,565
Accumulated other comprehensive loss	11	-
Retained deficit	4,711	(1,366)
Total stockholders' equity	30,303	11,338
Non-controlling interest in Spark HoldCo, LLC	93,433	21,981
Total equity	123,736	33,319
Total Liabilities and Stockholders' Equity	$ 376,168	$ 162,234

(1) Prepaid assets includes prepaid assets—affiliates of $0 and $210 as of December 31, 2016 and 2015, respectively.

SPARK ENERGY, INC.

COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) FOR THE YEARS ENDED DECEMBER 31, 2016, 2015, AND 2014

(in thousands)

	Year Ended December 31,		
	2016 (1)	2015 (2)	2014
Revenues:			
Retail revenues (3)	$ 547,283	$ 356,659	$ 320,558
Net asset optimization (expense)/revenues (4)	(586)	1,494	2,318
Total Revenues	546,697	358,153	322,876
Operating Expenses:			
Retail cost of revenues (5)	344,944	241,188	258,616
General and administrative (6)	84,964	61,682	45,880
Depreciation and amortization	32,788	25,378	22,221
Total Operating Expenses	462,696	328,248	326,717
Operating income (loss)	84,001	29,905	(3,841)
Other (expense)/income:			
Interest expense	(8,859)	(2,280)	(1,578)
Interest and other income	957	324	263
Total other expenses	(7,902)	(1,956)	(1,315)
Income (loss) before income tax expense	76,099	27,949	(5,156)
Income tax expense (benefit)	10,426	1,974	(891)
Net income (loss)	$ 65,673	$ 25,975	$ (4,265)
Less: Net income (loss) attributable to non-controlling interests	51,229	22,110	(4,211)
Net income (loss) attributable to Spark Energy, Inc. stockholders	$ 14,444	$ 3,865	$ (54)
Other comprehensive income (loss):			
Currency translation gain	$ 41	$ -	$ -
Other comprehensive income	41	-	-
Comprehensive income (loss)	$ 65,714	$ 25,975	$ (4,265)
Less: Comprehensive income attributable to non-controlling interests	$ 51,259	$ 22,110	$ (4,211)
Comprehensive income attributable to Spark Energy, Inc. stockholders	$ 14,455	$ 3,865	$ (54)

(1) Financial information has been recast to include results attributable to the acquisition of Major Energy Companies by an affiliate on April 15, 2016.

(2) Financial information has been recast to include results attributable to the acquisition of Oasis Power Holdings LLC from an affiliate on May 12, 2015.

(3) Retail revenues includes retail revenues—affiliates of $0, $0 and $2,170 for the years ended December 31, 2016, 2015 and 2014, respectively.

(4) Net asset optimization revenues includes asset optimization (expense)/revenues—affiliates of $154, $1,101 and $12,842 for the years ended December 31, 2016, 2015 and 2014, respectively, and asset optimization revenues—affiliates cost of revenues of $1,633, $11,285 and $30,910 for the years ended December 31, 2016, 2015 and 2014, respectively.

(5) Retail cost of revenues includes retail cost of revenues—affiliates of $9, $17 and $13 for the years December 31, 2016, 2015 and 2014, respectively.

(6) General and administrative includes general and administrative expense—affiliates of $15,700, $0 and less than $100 for the years ended December 31, 2016, 2015 and 2014, respectively.

SPARK ENERGY, INC.
COMBINED AND CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2016, 2015, AND 2014
(in thousands)

	Member's Equity	Issued Shares of Class A Common Stock	Issued Shares of Class B Common Stock	Issued Shares of Preferred Stock	Class A Common Stock	Class B Common Stock	Accumulated Other Comprehensive Income	Additional Paid-In Capital	Retained Earnings (Deficit)	Total Stockholders' Equity	Non-controlling Interest	Total Equity
Balance at 12/31/2013:	$ 35,913	-	-	-	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ 35,913
Capital contributions from member and liabilities retained by affiliate	54,201	-	-	-	-	-	-	-	-	-	-	54,201
Distributions to member	(61,607)	-	-	-	-	-	-	-	-	-	-	(61,607)
Net loss prior to the IPO	(21)	-	-	-	-	-	-	-	-	-	-	(21)
Balance prior to Corporate Reorganization and the IPO:	$ 28,486	-	-	-	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ 28,486
Reorganization Transaction:												
Issuance of Class B common stock	(28,486)	-	10,750	-	-	108	-	28,378	-	28,486	-	-
IPO Transactions:												
IPO costs paid	-	-	-	-	-	-	-	(2,667)	-	(2,667)	-	(2,667)
Issuance of Class A Common Stock, net of underwriters discount	-	3,000	-	-	30	-	-	50,190	-	50,220	-	50,220
Distribution of IPO proceeds and payment of note payable to affiliate	-	-	-	-	-	-	-	(47,604)	-	(47,604)	-	(47,604)
Initial allocation of non-controlling interest of Spark Energy, Inc. effective on date of IPO	-	-	-	-	-	-	-	(22,232)	-	(22,232)	22,232	-
Tax benefit from tax receivable agreement	-	-	-	-	-	-	-	23,636	-	23,636	-	23,636
Liability due to tax receivable agreement	-	-	-	-	-	-	-	(20,915)	-	(20,915)	-	(20,915)
Balance at inception of public company (8/1/2014):	$ -	3,000	10,750	-	$ 30	$ 108	$ -	$ 8,786	$ -	$ 8,924	$ 22,232	$ 31,156
Stock based compensation	-	-	-	-	-	-	-	510	-	510	-	510
Consolidated net loss subsequent to the IPO	-	-	-	-	-	-	-	-	(54)	(54)	(4,190)	(4,244)
Distributions paid to Class B non-controlling												

unit holders	-	-	-	-	-	-	-	-	-	-	(2,584)	(2,584)
Dividends paid to Class A common shareholders	-	-	-	-	-	-	-	-	(721)	(721)	-	(721)
Balance at 12/31/2014:	$ -	3,000	10,750	-	$ 30	$ 108	$ -	$ 9,296	$ (775)	$ 8,659	$ 15,458	$ 24,117
Stock based compensation	-	-	-	-	-	-	-	2,165	-	2,165	-	2,165
Restricted stock unit vesting	-	119	-	-	1	-	-	186	-	187	-	187
Contribution from NuDevco	-	-	-	-	-	-	-	129	-	129	-	129
Consolidated net income	-	-	-	-	-	-	-	-	3,865	3,865	22,110	25,975
Beneficial conversion feature	-	-	-	-	-	-	-	789	-	789	-	789
Distributions paid to Class B non-controlling unit holders	-	-	-	-	-	-	-	-	-	-	(15,587)	(15,587)
Dividends paid to Class A common shareholders	-	-	-	-	-	-	-	-	(4,456)	(4,456)	-	(4,456)
Balance at 12/31/2015:	$ -	3,119	10,750	-	$ 31	$ 108	$ -	$ 12,565	$ (1,366)	$ 11,338	$ 21,981	$ 33,319
Stock based compensation	-	-	-	-	-	-		2,270	-	2,270	-	2,270
Restricted stock unit vesting	-	153	-	-	2	-	-	1,060	-	1,062	-	1,062
Excess tax benefit related to restricted stock vesting	-	-	-	-	-	-	-	186	-	186	-	186
Consolidated net income [(1)]	-	-	-	-	-	-	-	-	14,444	14,444	51,229	65,673
Foreign currency translation adjustment for equity method investee	-	-	-	-	-	-	11	-	-	11	30	41
Beneficial conversion feature	-	-	-	-	-	-	-	243	-	243	-	243
Distributions paid to non-controlling unit holders	-	-	-	-	-	-	-	-	-	-	(34,931)	(34,931)
Net contribution of the Major Energy Companies	-	-	-	-	-	-	-	-	-	-	3,873	3,873
Dividends paid to Class A common stockholders	-	-	-	-	-	-	-	-	(8,367)	(8,367)	-	(8,367)
Proceeds from disgorgement of stockholder short-swing profits	-	-	-	-	-	-	-	1,605	-	1,605	-	1,605
Tax impact from tax receivable agreement upon exchange of units of Spark HoldCo, LLC to shares of Class A Common Stock	-	-	-	-	-	-	-	4,768	-	4,768	-	4,768
Exchange of shares of Class												

B common stock to shares of Class A common stock		3,225	(3,225)	-	32	(32)	-	2,716	-	2,716	(2,716)	-
Issuance of Class B Common Stock	-	-	2,700	-	-	27	-	-	-	27	53,967	53,994
Balance at 12/31/2016:	$ -	6,497	10,225	-	$ 65	$ 103	$ 11	$ 25,413	$ 4,711	$ 30,303	$ 93,433	$ 123,736

(1) Financial information has been recast to include results attributable to the acquisition of Major Energy Companies by an affiliate on April 15, 2016.

SPARK ENERGY, INC.
COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2016, 2015, AND 2014
(in thousands)

	Year Ended December 31,		
	2016 (1)	2015 (2)	2014
Cash flows from operating activities:			
Net income (loss)	$ 65,673	$ 25,975	$ (4,265)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:			
Depreciation and amortization expense	48,526	25,378	22,221
Deferred income taxes	3,382	1,340	(1,064)
Stock based compensation	5,242	3,181	858
Amortization and write off of deferred financing costs	668	412	631
Change in fair value of earnout liabilities	(297)	-	-
Accretion on fair value of Major Earnout and Provider Earnout liabilities	5,059	-	-
Bad debt expense	1,261	7,908	10,164
(Gain) loss on derivatives, net	(22,407)	18,497	14,535
Current period cash settlements on derivatives, net	(24,427)	(23,948)	3,479
Other	(407)	(1,320)	-
Changes in assets and liabilities:			
Decrease (increase) in restricted cash	-	707	(707)
(Increase) decrease in accounts receivable	(12,088)	7,876	(11,283)
(Increase) in accounts receivable—affiliates	(118)	(608)	5,563
Decrease (increase) in inventory	542	4,544	(3,711)
Increase in customer acquisition costs	(21,907)	(19,869)	(26,191)
Decrease (increase) in prepaid and other current assets	71	10,845	(6,905)
Decrease (increase) in other assets	1,321	(1,101)	(90)
Increase in customer relationships and trademarks	-	(2,776)	(1,545)
Increase (decrease) in accounts payable and accrued liabilities	14,831	(13,307)	1,449
Increase in accounts payable—affiliates	458	944	1,017
Increase (decrease) in other current liabilities	2,364	(645)	1,867
Decrease in other non-current liabilities	46	1,898	(149)
Net cash provided by operating activities	67,793	45,931	5,874
Cash flows from investing activities:			
Acquisitions of CenStar and Oasis	-	(39,847)	-
Acquisition of Major Energy Companies and Provider Companies net assets	(31,641)	-	-
Payment of CenStar Earnout	(1,343)	-	-
Purchases of property and equipment	(2,258)	(1,766)	(3,040)
Contribution to equity method investment in eRex Spark	(1,102)	(330)	-
Net cash used in investing activities	(36,344)	(41,943)	(3,040)
Cash flows from financing activities:			
Borrowings on notes payable	79,048	59,224	78,500
Payments on notes payable	(66,652)	(49,826)	(44,000)
Issuance of convertible subordinated notes to affiliate	-	7,075	-
Restricted stock vesting	(1,183)	(432)	-
Contributions from NuDevco	-	129	-
Deferred financing costs	-	-	(402)
Member contribution (distributions), net	-	-	(36,406)
Proceeds from issuance of Class A common stock	-	-	50,220
Proceeds from issuance of Class B common stock	13,995	-	-
Proceeds from disgorgement of stockholders short-swing profits	941	-	-
Excess tax benefit related to restricted stock vesting	185	-	-
Distributions of proceeds from IPO to affiliate	-	-	(47,554)

Payment of note payable to NuDevco	-	-	(50)
IPO costs	-	-	(2,667)
Payment of distributions to Class B non-controlling unit holders	(34,930)	(15,587)	(2,584)
Payment of dividends to Class A common shareholders	(8,367)	(4,456)	(721)
Net cash used in financing activities	(16,963)	(3,873)	(5,664)
Increase (decrease) in cash and cash equivalents	14,486	115	(2,830)
Cash and cash equivalents—beginning of period	4,474	4,359	7,189
Cash and cash equivalents—end of period	$ 18,960	$ 4,474	$ 4,359
Supplemental Disclosure of Cash Flow Information:			
Non-cash items:			
Issuance of Class B common stock to affiliates for Major Energy Companies acquisition	$ 40,000	$ -	$ -
Contingent consideration—earnout obligations incurred in connection with the Provider Companies and Major Energy Companies acquisitions	$ 18,936	$ -	$ -
Assumption of legal liability in connection with the Major Energy Companies acquisition	$ 5,000	$ -	$ -
Net contribution of the Major Energy Companies	$ 3,873	$ -	$ -
Installment consideration incurred in connection with the Provider Companies acquisition	$ 1,890	$ -	$ -
Issuance of Class B common stock	$ -	$ -	$ 28,486
Liabilities retained by affiliate	$ -	$ -	$ 29,000
Tax benefit from tax receivable agreement	$ 31,490	$ (64)	$ 23,636
Liability due to tax receivable agreement	$ (26,722)	$ (55)	$ 20,767
Initial allocation of non-controlling interest	$ -	$ -	$ 22,232
Property and equipment purchase accrual	$ (32)	$ 45	$ 19
CenStar Earnout accrual	$ -	$ 500	$ -
Cash paid during the period for:			
Interest	$ 2,280	$ 1,661	$ 860
Taxes	$ 7,326	$ 216	$ 85

(1) Financial information has been recast to include results attributable to the acquisition of the Major Energy Companies from an affiliate on August 23, 2016.

(2) Financial information has been recast to include results attributable to the acquisition of Oasis Power Holdings LLC by an affiliate on May 12, 2015.

SPARK ENERGY, INC.
OPERATING SEGMENT RESULTS
FOR THE YEARS ENDED DECEMBER 31, 2016, 2015, AND 2014
(in thousands, except per unit operating data)
(unaudited)

	Year Ended December 31,		
	2016	2015	2014
Retail Natural Gas Segment			
Total Revenues	$ 129,468	$ 128,663	$ 146,470
Retail Cost of Revenues	58,149	70,504	109,164
Less: Net Asset Optimization Revenues	(586)	1,494	2,318
Less: Net Gains (Losses) on non-trading derivatives, net of cash settlements	7,672	3,305	(9,339)
Retail Gross Margin (1) —Gas	$ 64,233	$ 53,360	$ 44,327
Volumes—Gas (MMBtus)	16,819,713	14,786,681	15,724,708
Retail Gross Margin (2) —Gas per MMBtu	$ 3.82	$ 3.61	$ 2.82
Retail Electricity Segment			
Total Revenues	$ 417,229	$ 229,490	$ 176,406
Retail Cost of Revenues	286,795	170,684	149,452
Less: Net Gains (Losses) on non-trading derivatives, net of cash settlements	12,298	(1,449)	(5,663)
Retail Gross Margin (1) —Electricity	$ 118,136	$ 60,255	$ 32,617
Volumes—Electricity (MWhs)	4,170,593	2,075,479	1,526,652
Retail Gross Margin (2) —Electricity per MWh	$ 28.33	$ 29.03	$ 21.37

(1) Reflects the Retail Gross Margin attributable to our Retail Natural Gas Segment or Retail Electricity Segment, as applicable. Retail Gross Margin is a non-GAAP financial measures.

(2) Reflects the Retail Gross Margin for the Retail Natural Gas Segment or Retail Electricity Segment, as applicable, divided by the total volumes in MMBtu or MWh, respectively.

Reconciliation of GAAP to Non-GAAP Measures

Adjusted EBITDA

We define "Adjusted EBITDA" as EBITDA less (i) customer acquisition costs incurred in the current period, (ii) net gain (loss) on derivative instruments, and (iii) net current period cash settlements on derivative instruments, plus (iv) non-cash compensation expense, and (v) other non-cash and non-recurring operating items. EBITDA is defined as net income (loss) before provision for income taxes, interest expense and depreciation and amortization. We deduct all current period customer acquisition costs (representing spending for organic customer acquisitions) in the Adjusted EBITDA calculation because such costs reflect a cash outlay in the year in which they are incurred, even though we capitalize such costs and amortize them over two years in accordance with our accounting policies. The deduction of current period customer acquisition costs is consistent with how we manage our business, but the comparability of Adjusted EBITDA between periods may be affected by varying levels of customer acquisition costs. For example, our Adjusted EBITDA is lower in years of customer growth reflecting larger customer acquisition spending. We do not deduct the cost of customer acquisitions through acquisitions of business or portfolios of customers in calculated Adjusted EBITDA. We deduct our net gains (losses) on derivative instruments, excluding current period cash settlements, from the Adjusted EBITDA calculation in order to remove the non-cash impact of net gains and losses on derivative instruments. We also deduct non-cash compensation expense as a result of restricted stock units that are issued under our long-term incentive plan.

We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing our liquidity and financial condition and results of operations and that Adjusted EBITDA is also useful to investors as a financial indicator of our ability to incur and service debt, pay dividends and fund capital expenditures. Adjusted EBITDA is a supplemental financial measure that management and external users of our combined and consolidated financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following:

- our operating performance as compared to other publicly traded companies in the retail energy industry, without regard to financing methods, capital structure or historical cost basis;
- the ability of our assets to generate earnings sufficient to support our proposed cash dividends; and
- our ability to fund capital expenditures (including customer acquisition costs) and incur and service debt.

Reconciliation of Spark's estimate of Adjusted EBITDA for the year ended December 31, 2017 to the relevant GAAP line items is not being provided as Spark is not providing 2017 guidance for net income (loss), net cash provided by operating activities, or the reconciling items between these GAAP financial measures and Adjusted EBITDA. Spark does not provide guidance for such items because it is not possible to forecast the future non-cash impacts of net gains and losses on derivative instruments and non-cash compensation expense attributable to grants of equity under our Long Term Incentive Plan. Additionally, it is not possible to forecast our provision for income taxes due to the potential for change in our non-controlling interests' ownership percentage, given the nature of our Up-C structure. Accordingly, a reconciliation to net income (loss) or net cash provided by operating activities is not available without unreasonable effort.

Retail Gross Margin

We define retail gross margin as operating income (loss) plus (i) depreciation and amortization expenses and (ii) general and administrative expenses, less (i) net asset optimization revenues, (ii) net gains (losses) on non-trading derivative instruments, and (iii) net current period cash settlements on non-trading

derivative instruments. Retail gross margin is included as a supplemental disclosure because it is a primary performance measure used by our management to determine the performance of our retail natural gas and electricity business by removing the impacts of our asset optimization activities and net non-cash income (loss) impact of our economic hedging activities. As an indicator of our retail energy business' operating performance, retail gross margin should not be considered an alternative to, or more meaningful than, operating income (loss), its most directly comparable financial measure calculated and presented in accordance with GAAP.

The GAAP measures most directly comparable to Adjusted EBITDA are net income (loss) and net cash provided by operating activities. The GAAP measure most directly comparable to Retail Gross Margin is operating income (loss). Our non-GAAP financial measures of Adjusted EBITDA and Retail Gross Margin should not be considered as alternatives to net income (loss), net cash provided by operating activities, or operating income (loss). Adjusted EBITDA and Retail Gross Margin are not presentations made in accordance with GAAP and have important limitations as analytical tools. You should not consider Adjusted EBITDA or Retail Gross Margin in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and Retail Gross Margin exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and are defined differently by different companies in our industry, our definition of Adjusted EBITDA and Retail Gross Margin may not be comparable to similarly titled measures of other companies.

Management compensates for the limitations of Adjusted EBITDA and Retail Gross Margin as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these data points into management's decision-making process.

The following tables present a reconciliation of Adjusted EBITDA to net income (loss) and net cash provided by operating activities for each of the periods indicated.

APPENDIX TABLES A-1 AND A-2
ADJUSTED EBITDA RECONCILIATIONS
(in thousands)
(unaudited)

	Year Ended December 31,		Quarter Ended December 31,	
	2016	**2015**	**2016**	**2015**
Reconciliation of Adjusted EBITDA to Net Income:				
Net income	$ 65,673	$ 25,975	$ 24,137	$ 3,132
Depreciation and amortization	32,788	25,378	9,451	7,505
Interest expense	8,859	2,280	6,004	865
Income tax expense	10,426	1,974	3,574	374
EBITDA [(1)]	117,746	55,607	43,166	11,876
Less:				
Net, Gains (losses) on derivative instruments	22,407	(18,497)	19,520	(12,379)
Net, Cash settlements on derivative instruments	(2,146)	20,547	(5,573)	7,660
Customer acquisition costs	24,934	19,869	9,717	2,144
Plus:				
Non-cash compensation expense	5,242	3,181	1,215	1,807
Contract termination charge related to Major Energy Companies change of control	4,099	-	4,099	-
Adjusted EBITDA [(1)]	$ 81,892	$ 36,869	$ 24,816	$ 16,258

(1) Includes $1.1 million related to the change in fair value as the result of the revaluation of the of the Major Earnout liability at December 31, 2016.

	Year Ended December 31,		Quarter Ended December 31,	
	2016	**2015**	**2016**	**2015**
Reconciliation of Adjusted EBITDA to net cash provided by operating activities:				

Net cash provided by operating activities	$ 67,793	$ 45,931	$ 6,150	$ 6,256
Amortization of deferred financing costs	(668)	(412)	(203)	(117)
Allowance for doubtful accounts and bad debt expense	(1,261)	(7,908)	(419)	(1,826)
Interest expense	8,859	2,280	6,004	865
Income tax expense	10,426	1,974	3,574	375
Changes in operating working capital				
Accounts receivable, prepaids, current assets	12,135	(18,820)	31,362	10,640
Inventory	542	4,544	1,110	7,522
Accounts payable and accrued liabilities	(17,653)	13,008	(23,507)	(753)
Other	1,719	(3,728)	745	(6,704)
Adjusted EBITDA	$ 81,892	$ 36,869	$ 24,816	$ 16,258
Cash Flow Data:				
Cash flows provided by operating activity	$ 67,793	$ 45,931	$ 6,150	$ 6,256
Cash flows (used in) provided by investing activity	$ (36,344)	$ (41,943)	$ (2,169)	$ 876
Cash flows used in financing activity	$ (16,963)	$ (3,873)	$ (1,928)	$ (10,013)

The following table presents a reconciliation of Retail Gross Margin to operating income (loss) for each of the periods indicated.

APPENDIX TABLE A-3
RETAIL GROSS MARGIN RECONCILIATION
(in thousands)
(unaudited)

	Year Ended December 31,		Quarter Ended December 31,	
	2016	**2015**	**2016**	**2015**
Reconciliation of Retail Gross Margin to Operating Income (Loss):				
Operating income	$ 84,001	$ 29,905	$ 33,098	$ 4,374
Depreciation and amortization	32,788	25,378	9,451	7,505
General and administrative	84,964	61,682	29,776	17,773
Less:				
Net asset optimization revenue	(586)	1,494	(544)	177
Net, Gains (losses) on non-trading derivative instruments	22,254	(18,423)	19,735	(12,547)
Net, Cash settlements on non-trading derivative instruments	(2,284)	20,279	(5,625)	7,636
Retail Gross Margin	$ 182,369	$ 113,615	$ 58,759	$ 34,386
Retail Gross Margin—Retail Natural Gas Segment	$ 64,233	$ 53,360	$ 22,849	$ 17,801
Retail Gross Margin—Retail Electricity Segment	$ 118,136	$ 60,255	$ 35,910	$ 16,585

Contact: Spark Energy, Inc.
Investors:
Andy Davis, 832-200-3727
Media:
Eric Melchor, 281-833-4151